EXHIBIT 11(B)


                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to all references to our firm included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Morgan Grenfell Investment Trust (File No. 33-68704).



/s/ Arthur Andersen LLP

Philadelphia, PA
February 5, 1996